AMENDED AND RESTATED CERTIFICATE
                                OF INCORPORATION

                                       OF

                               ACG HOLDINGS, INC.



                                    ARTICLE 1
                                      NAME

         SECTION 1.01. Name. The name of the corporation is ACG Holdings, Inc. (the "Corporation").



                                    ARTICLE 2
                     REGISTERED OFFICE AND REGISTERED AGENT

         SECTION 2.01. Office and Agent. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.



                                    ARTICLE 3
                                CORPORATE PURPOSE

         SECTION 3.01. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").






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                                    ARTICLE 4
                                 CAPITALIZATION

         SECTION 4.01. Authorized Capital. The total number of shares of capital stock that the Corporation shall have authority to issue is five million eight hundred sixty eight thousand forty six (5,868,046), of which five million eight hundred fifty two thousand two hundred twenty three (5,852,223) shall be shares of Common Stock, par value $.01 per share (the "Common Stock"), and fifteen thousand eight hundred twenty three (15,823) shall be shares of preferred stock, par value $.01 per share (the "Preferred Stock").

         Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of the Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such other relative rights, powers and preferences, including, without limitation, the dividend rate, conversion rights, if any, redemption price and liquidation preference, and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of the Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in the Board of Directors, all in accordance with the laws of the State of Delaware. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law.

         Effective upon filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware ("Effective Time"):

          (i) each outstanding share of Series A Preferred Stock, par value $.01 per share of the Corporation (the "Series A Preferred Stock"), shall, without any action on the part of the holder thereof, be reclassified as, and converted into, 0.9175131 fully paid and nonassessable shares of Series AA Preferred Stock, par value $.01 of the Corporation; and

         (ii) each outstanding share of Series B Preferred Stock, par value $.01 per share of the Corporation (the "Series B Preferred Stock"), shall, without any action on the part of the holder thereof, be reclassified as, and


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


         converted into, 0.9175131 fully paid and nonassessable shares of Series BB Preferred Stock, par value $.01 of the Corporation.

         For purposes of this Amended and Restated Certificate of Incorporation, the Series A Preferred Stock and the Series B Preferred Stock are sometimes hereafter collectively referred to as the "Previously Issued Preferred Stock".

         As of the Effective Time, each holder of shares of Previously Issued Preferred Stock shall, upon surrender to the Corporation of a certificate or certificates representing such shares, be entitled to receive from the Corporation that number of shares of Series AA Preferred Stock or Series BB Preferred Stock (as the case may be) calculated as set forth in paragraphs (i) and (ii) above. Until so surrendered, each such certificate shall, after the date hereof, represent for all purposes, only the right to receive that number of shares of Preferred Stock as so calculated. After the date hereof, there shall be no further registration of transfers of shares of Previously Issued Preferred Stock.

         SECTION 4.02. Stock. The following is a description of each of the classes of capital stock which the Corporation shall have authority to issue, with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

          (a) Series AA Preferred Stock. Four thousand thirty eight (4,038) shares of the Preferred Stock of the Corporation shall be designated "Series AA Preferred Stock".

                  (i)   Dividends.

                       (A) The holders of outstanding shares of Series AA
                  Preferred Stock, as a group, shall be entitled to receive, when, as and if declared by the Board of Directors, at its sole discretion, out of assets legally available for such purpose, cash distributions equal, in the aggregate, to the Series AA Initial Investment. Upon the payment of all distributions required by this Section 4.02(a)(i)(A), the holders of shares of Series AA Preferred Stock shall not be entitled to receive any further dividends or distributions from the Corporation.

                       (B) So long as any shares of Series AA Preferred Stock
                  are outstanding, the Corporation shall not pay or declare or set aside for payment any dividend or distribution payable in cash, evidences of indebtedness, assets or property other than cash, or capital stock of the Corporation ranking equally with or senior to


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


                  the Series AA Preferred Stock in respect of dividends or distributions, or make any other distribution on any Common Stock or any other class or series of stock of the Corporation ranking junior to the Series AA Preferred Stock in respect of dividends or distributions, unless the Corporation has paid, or at the same time pays or provides for the payment of, all distributions on the outstanding shares of Series AA Preferred Stock required by Section 4.02(a)(i)(A). Until all such distributions have been paid in full, all dividends declared and paid on the shares of Series AA Preferred Stock and Series BB Preferred Stock shall be declared and paid pro rata based on the then applicable Series AA Threshold Amount and Series BB Threshold Amount.

                       (C) All distributions made to the holders of Series AA
                  Preferred Stock pursuant to this Section 4.02(a)(i) shall be evenly divided among all outstanding shares of Series AA Preferred Stock at the time each such distribution is made.

                  (ii) Conversion.

                       (A) Each outstanding share of Series AA Preferred Stock
                  may be converted, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock, at the times, using the conversion ratios and subject to the conditions set forth in Sections 4.02(a)(ii)(B) and 4.02(a)(ii)(C), subject to, and upon compliance with, the provisions of this Section 4.02(a)(ii).

                       (B) In the event the Corporation effects an Initial
                  Public Offering, the holders of the Series AA Preferred Stock shall have the right, at any time and from time to time thereafter, to convert any or all of their outstanding shares of Series AA Preferred Stock into such number of shares of Common Stock per share of Series AA Preferred Stock as is obtained by dividing (x) the number obtained by dividing (I) the then applicable Series AA Threshold Amount by (II) the price per share of the Common Stock sold by the Corporation in the Initial Public Offering as set forth in the final amendment to the registration statement therefor by (y) the number of shares of Series AA Preferred Stock outstanding immediately prior to the Initial Public Offering.

                       (C) In the event that MSLEF II and the MSCP Entities
                  shall, collectively, exercise their rights under Section 3.08 of the Stockholders' Agreement, the holders of the Series AA Preferred

                  Stock shall have the right, at the time of the sale contemplated by Section 3.08 of the Stockholders' Agreement, to convert any or all of their outstanding shares of Series AA Preferred Stock into such number of shares of Common Stock per share of Series AA Preferred Stock as is obtained by dividing
                  (x) the number obtained by dividing (I) the then applicable Series AA Threshold Amount by (II) the per share price received by MSLEF II and the MSCP Entities for their Common Stock in the sale contemplated by Section 3.08 of the Stockholders' Agreement by (y) the number of shares of Series AA Preferred Stock outstanding immediately prior to the sale contemplated by Section 3.08 of the Stockholders' Agreement.

                       (D) Each conversion of a share or shares of Series AA
                  Preferred Stock into a share or shares of Common Stock shall be effected by the surrender of the certificate or certificates evidencing the share or shares of Series AA Preferred Stock to be converted (for purposes of this Section 4.02(a)(ii)(D), the "Converting Shares"), duly assigned to the Corporation or endorsed in blank, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Series AA Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares evidenced by such certificate or certificates, into the number of shares of Common Stock into which such shares may be converted (for purposes of this Section 4.02(a)(ii)(D), the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates evidencing Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver, in accordance with the surrendering holder's instructions, the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation shall deliver to the converting holder a certificate (which shall bear such legends as were set forth on the surrendered certificate or certificates) evidencing any shares of Series AA Preferred Stock which were evidenced by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation (for purposes of this Section 4.02(a)(ii), the "Conversion Date"), and at such time the rights of the holder of Converting Shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares.
                  Upon issuance of Converted Shares in accordance with this
                  Section 4.02(a)(ii)(D), such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and nonassessable.

                       (E) Upon each conversion of shares of Series AA Preferred
                  Stock into shares of Common Stock pursuant to the provisions of Sections 4.02(a)(ii)(B) and 4.02(a)(ii)(C) the following adjustments shall also be made:

                                (1) The Series AA Initial Investment shall be
                           reduced by an amount equal to the product of (x) the Series AA Initial Investment as of the applicable Conversion Date and (y) a fraction, the numerator of which shall be the total number of shares of Series AA Preferred Stock which shall have been converted into Common Stock on such Conversion Date and the denominator of which shall be the total number of shares of Series AA Preferred Stock outstanding immediately prior to such conversion; and

                                (2) the Series AA Threshold Amount shall be
                           reduced by an amount equal to the product of (x) the Series AA Threshold Amount as of the applicable Conversion Date and (y) a fraction, the numerator of which shall be the total number of shares of Series AA Preferred Stock which shall have been converted into Common Stock on such Conversion Date and the denominator of which shall be the total number of shares of Series AA Preferred Stock outstanding immediately prior to such conversion.

                       (F) The Corporation shall at all times reserve and keep
                  available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Series AA Preferred Stock, four million thirty eight thousand (4,038,000) shares of Common Stock. The

                  Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that there is an adequate number of shares of Common Stock authorized but unissued or held as treasury shares to allow the conversion of all outstanding shares of Series AA Preferred Stock.

                  (iii) Liquidation. Until such time as the holders of shares of Series AA Preferred Stock shall have received an amount equal to the Series AA Initial Investment from the distributions provided for in
         Section 4.02(a)(i)(A), upon the occurrence of a Liquidation Event, all amounts available for payment or distribution to Stockholders shall, subject to the right of the holders of shares of Series BB Preferred Stock to the prior payment in full of an amount equal to the Series BB Threshold Amount as of the date of such Liquidation Event, be paid to the holders of shares of Series AA Preferred Stock in an amount equal to the Series AA Threshold Amount as of the date of such Liquidation Event. After payment in cash to holders of shares of Series AA Preferred Stock of the full preferential amount as aforesaid, holders of the shares of Series AA Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

                  (iv) Voting Rights. Except as otherwise required by law, the shares of Series AA Preferred Stock shall not have any voting powers, either general or special.

                  (v)   Redemption.

                       (A) At such time as the Corporation shall have made all
                  of the distributions required by Section 4.02(a)(i)(A), the Board of Directors may at any time thereafter and from time to time thereafter, redeem, in whole or in part, the outstanding shares of Series AA Preferred Stock at a redemption price per share equal to the par value per share of the Series AA Preferred Stock. In the event fewer than all the outstanding shares of Series AA Preferred Stock are to be redeemed at any one time pursuant to this Section 4.02(a)(v), the number of shares of Series AA Preferred Stock to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot, as may be determined by the Board of Directors. From and after the date fixed for each such redemption, the shares of Series AA Preferred Stock so redeemed shall no longer be deemed to be outstanding and all rights of the holders of such shares of Series AA Preferred Stock as such holders shall cease, except for the right to receive from the Corporation the amount payable upon redemption of the shares to be redeemed, without interest.

                       (B) As soon as reasonably practicable after the date of
                  redemption of the Series AA Preferred Stock, the Corporation shall provide each holder of record of certificates evidencing shares of Series AA Preferred Stock to be redeemed (1) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates formerly evidencing shares of Series AA Preferred Stock shall pass, only upon proper delivery of such certificates to the Corporation and shall be in customary form) and (2) instructions for use in effecting the surrender of the certificates formerly evidencing shares of Series AA Preferred Stock in exchange for the redemption price. Each holder of certificates evidencing shares of Series AA Preferred Stock to be redeemed shall surrender such certificate or certificates, duly assigned to the Corporation or endorsed in blank and accompanied by the letter of transmittal, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in the letter of transmittal) at the times specified in the letter of transmittal, together with written notice by the holder of such certificate, stating the name or names (with addresses) to whom payment for the shares of Series AA Preferred Stock to be redeemed shall be made. Promptly after such surrender and the receipt of such written notice, the Corporation shall pay the redemption price for the shares of Series AA Preferred Stock to be redeemed and, in the event that fewer than all of the shares of Series AA Preferred Stock evidenced by any certificate are redeemed, issue and deliver, in accordance with the surrendering holder's instructions, a new certificate or certificates evidencing the shares of Series AA Preferred Stock not so redeemed.

                  (vi) Ranking. Until such time as the Corporation has made all of the distributions required by Section 4.02(a)(i)(A), the Series AA Preferred Stock shall rank (A) junior as to liquidation rights to the Series BB Preferred Stock; (B) pari passu with the Series BB Preferred Stock as to dividends and distributions; and (C) senior as to dividends and distributions to any other class or series of capital stock of the Corporation other than the Series BB Preferred Stock. At such time as the Corporation has made all of the distributions required by Section 4.02(a)(i)(A), the Series AA Preferred Stock shall have no further preferences and shall rank pari passu with the Series BB Preferred Stock and junior to all other classes and series of capital stock of the Corporation.

                  (vii) No Other Rights. The shares of the Series AA Preferred Stock shall not have any relative, participating, optional or other special rights other than as set forth in this Certificate of Incorporation.

          (b) Series BB Preferred Stock. One thousand seven hundred eighty five (1,785) shares of the Preferred Stock of the Corporation shall be designated "Series BB Preferred Stock".

                  (i)   Dividends.

                       (A) The holders of outstanding shares of Series BB
                  Preferred Stock, as a group, shall be entitled to receive, when, as and if declared by the Board of Directors, at its sole discretion, out of assets legally available for such purpose, cash distributions equal, in the aggregate, to the Series BB Initial Investment. Upon the payment of all distributions required by this Section 4.02(b)(i)(A), the holders of shares of Series BB Preferred Stock shall not be entitled to receive any further dividends or distributions from the Corporation.

                       (B) So long as any shares of Series BB Preferred Stock
                  are outstanding, the Corporation shall not pay or declare or set aside for payment any dividend or distribution payable in cash, evidences of indebtedness, assets or property other than cash, or capital stock of the Corporation ranking equally with or senior to the Series BB Preferred Stock in respect of dividends or distributions, or make any other distribution on any Common Stock or any other class or series of stock of the Corporation ranking junior to the Series BB Preferred Stock in respect of dividends or distributions, unless the Corporation has paid, or at the same time pays or provides for the payment of, all distributions on the outstanding shares of Series BB Preferred Stock required by Section 4.02(b)(i)(A). Until all such distributions have been paid in full, all dividends declared and paid on the shares of Series AA Preferred Stock and Series BB Preferred Stock shall be declared and paid pro rata based on the then applicable Series AA Threshold Amount and Series BB Threshold Amount.

                       (C) All distributions made to the holders of Series BB
                  Preferred Stock pursuant to this Section 4.02(b)(i) shall be evenly divided among all outstanding shares of Series BB Preferred Stock at the time each such distribution is made.

                  (ii) Conversion.

                       (A) Each outstanding share of Series BB Preferred Stock
                  may be converted, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock, at the times, using the conversion ratios and subject to the conditions set forth in Sections 4.02(b)(ii)(B) and 4.02(b)(ii)(C), subject to, and upon compliance with, the provisions of this Section 4.02(b)(ii).

                       (B) In the event the Corporation effects an Initial
                  Public Offering, the holders of Series BB Preferred Stock shall have the right, at any time and from time to time thereafter, to convert any or all of their outstanding shares of Series BB Preferred Stock into such number of shares of Common Stock per share of Series BB Preferred Stock as is obtained by dividing (x) the number obtained by dividing (I) the then applicable Series BB Threshold Amount by (II) the price per share of the Common Stock sold by the Corporation in the Initial Public Offering as set forth in the final amendment to the registration statement therefor by (y) the number of shares of Series BB Preferred Stock outstanding immediately prior to the Initial Public Offering.

                       (C) In the event that MSLEF II and the MSCP Entities
                  shall, collectively, exercise their rights under Section 3.08 of the Stockholders' Agreement, the holders of the Series BB Preferred Stock shall have the right, at the time of the sale contemplated by Section 3.08 of the Stockholders' Agreement, to convert any or all of their outstanding shares of Series BB Preferred Stock into such number of shares of Common Stock per share of Series BB Preferred Stock as is obtained by dividing
                  (x) the number obtained by dividing (I) the then applicable Series BB Threshold Amount by (II) the per share price received by MSLEF II and the MSCP Entities for their Common Stock in the sale contemplated by Section 3.08 of the Stockholders' Agreement by (y) the number of shares of Series BB Preferred Stock outstanding immediately prior to the sale contemplated by Section 3.08 of the Stockholders' Agreement.

                       (D) Each conversion of a share or shares of Series BB
                  Preferred Stock into a share or shares of Common Stock shall be effected by the surrender of the certificate or certificates evidencing the share or shares of Series BB Preferred Stock to be converted

                  (for purposes of this Section 4.02(b)(ii)(D), the "Converting Shares"), duly assigned to the Corporation or endorsed in blank, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Series BB Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares evidenced by such certificate or certificates, into the number of shares of Common Stock into which such shares may be converted (for purposes of this Section 4.02(b)(ii)(D), the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates evidencing Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver, in accordance with the surrendering holder's instructions, the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation shall deliver to the converting holder a certificate (which shall bear such legends as were set forth on the surrendered certificate or certificates) evidencing any shares of Series BB Preferred Stock which were evidenced by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation (for purposes of this Section 4.02(b)(ii), the "Conversion Date"), and at such time the rights of the holder of Converting Shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of Converted Shares in accordance with this Section 4.02(b)(ii)(D), such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and nonassessable.

                       (E) Upon each conversion of shares of Series BB Preferred
                  Stock into shares of Common Stock pursuant to the provisions of Sections 4.02(b)(ii)(B) and 4.02(b)(ii)(C) the following adjustments shall also be made:

                                (1) the Series BB Initial Investment shall be
                           reduced by an amount equal to the product of (x) the Series BB Initial Investment as of the applicable Conversion Date and (y) a fraction, the numerator of which shall be the total number of shares of Series BB Preferred Stock which shall have been converted into Common Stock on such Conversion Date and the denominator of which shall be the total number of shares of Series BB Preferred Stock outstanding immediately prior to such conversion; and

                                (2) the Series BB Threshold Amount shall be
                           reduced by an amount equal to the product of (x) the Series BB Threshold Amount as of the applicable Conversion Date and (y) a fraction, the numerator of which shall be the total number of shares of Series BB Preferred Stock which shall have been converted into Common Stock on such Conversion Date and the denominator of which shall be the total number of shares of Series BB Preferred Stock outstanding immediately prior to such conversion.

                       (F) The Corporation shall at all times reserve and keep
                  available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Series BB Preferred Stock, one million seven hundred eighty five thousand (1,785,000) shares of Common Stock. The Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that there is an adequate number of shares of Common Stock authorized but unissued or held as treasury shares to allow the conversion of all outstanding shares of Series BB Preferred Stock.

                  (iii) Liquidation. Until such time as the holders of shares of Series BB Preferred Stock shall have received an amount equal to the Series BB Initial Investment from the distributions provided for in
         Section 4.02(b)(i)(A), upon the occurrence of a Liquidation Event, all amounts available for payment or distribution to Stockholders shall first be paid to the holders of shares of Series BB Preferred Stock in an amount equal to the Series BB Threshold Amount as of the date of such Liquidation Event. After payment in cash to holders of shares of Series BB Preferred Stock of the full preferential amount as aforesaid, holders of the shares of Series BB Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

                  (iv) Voting Rights. Except as otherwise required by law, the shares of Series BB Preferred Stock shall not have any voting powers, either general or special.

                  (v) Redemption.

                       (A) At such time as the Corporation shall have made all
                  of the distributions required by Section 4.02(b)(i)(A), the Board of Directors may at any time thereafter and from time to time thereafter, redeem, in whole or in part, the outstanding shares of Series BB Preferred Stock at a redemption price per share equal to the par value per share of the Series BB Preferred Stock. In the event fewer than all the outstanding shares of Series BB Preferred Stock are to be redeemed at any one time pursuant to this Section 4.02(b)(v), the number of shares of Series BB Preferred Stock to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot, as may be determined by the Board of Directors. From and after the date fixed for each such redemption, the shares of Series BB Preferred Stock so redeemed shall no longer be deemed to be outstanding and all rights of the holders of such shares of Series BB Preferred Stock as such holders shall cease, except for the right to receive from the Corporation the amount payable upon redemption of the shares to be redeemed, without interest.

                       (B) As soon as reasonably practicable after the date of
                  redemption of the Series BB Preferred Stock, the Corporation shall provide each holder of record of certificates evidencing shares of Series BB Preferred Stock to be redeemed (1) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates formerly evidencing shares of Series BB Preferred Stock shall pass, only upon proper delivery of such certificates to the Corporation and shall be in customary form) and (2) instructions for use in effecting the surrender of the certificates formerly evidencing shares of Series BB Preferred Stock in exchange for the redemption price. Each holder of certificates evidencing shares of Series BB Preferred Stock to be redeemed shall surrender such certificate or certificates, duly assigned to the Corporation or endorsed in blank and accompanied by the letter of transmittal, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in the letter of transmittal) at the times specified in the letter of transmittal, together with written notice by the holder of such certificate, stating the name or names (with addresses) to whom payment for the shares of Series BB Preferred Stock to be redeemed shall be made. Promptly after such surrender and the receipt of such written notice, the Corporation shall pay the redemption price for the shares of Series BB Preferred Stock to be redeemed and, in the event that fewer than all of the shares of Series BB Preferred
                  Stock evidenced by any certificate are redeemed, issue and deliver, in accordance with the surrendering holder's instructions, a new certificate or certificates evidencing the shares of Series BB Preferred Stock not so redeemed.

                  (vi) Ranking. Until such time as the Corporation has made all of the distributions required by Section 4.02(b)(i)(A), the Series BB Preferred Stock shall rank (A) senior as to liquidation rights to any other class or series of capital stock of the Corporation; (B) pari passu with the Series AA Preferred Stock as to dividends and distributions; and (C) senior as to dividends and distributions to any other class or series of capital stock of the Corporation other than the Series AA Preferred Stock. At such time as the Corporation has made all of the distributions required by Section 4.02(b)(i)(A), the Series BB Preferred Stock shall have no further preferences and shall rank pari passu with the Series AA Preferred Stock and junior to all other classes and series of capital stock of the Corporation.

                  (vii) No Other Rights. The shares of the Series BB Preferred Stock shall not have any relative, participating, optional or other special rights other than as set forth in this Certificate of Incorporation.

         (c)   Common Stock.

                  (i) Dividends. Subject to all the rights of the holders of shares of Series AA Preferred Stock, Series BB Preferred Stock and the rights, as determined by the Board of Directors, of any other series or class of Preferred Stock that may hereafter be issued, such dividends or distributions as may be determined by the Board of Directors, at its sole discretion, may from time to time be declared and paid or made upon the Common Stock out of assets legally available for such purpose.

                  (ii) Liquidation. The holders of shares of the Common Stock shall be entitled to share ratably upon the occurrence of a Liquidation Event in all assets of the Corporation, if any, remaining after payment in turn to the holders of shares of the Series BB Preferred Stock, the Series

         AA Preferred Stock and of any other series or class of Preferred Stock that may hereafter be issued of any preferential amounts to which they may be entitled.

                  (iii) Voting. Except as otherwise required by law, each outstanding share of Common Stock shall be entitled to one vote on each matter on which Stockholders of the Corporation or the holders of Common Stock shall be entitled to vote.

         (d) No New Issuances. To the extent that shares of Series AA Preferred Stock or Series BB Preferred Stock have been converted into shares of Common Stock pursuant to Section 4.02(a)(ii) or 4.02(b)(ii), respectively, or redeemed pursuant to Section 4.02(a)(v) or 4.02(b)(v), respectively, the Corporation shall be prohibited from issuing additional shares of Series AA Preferred Stock or Series BB Preferred Stock, as the case may be, without the consent of Stockholders holding at least a majority of the then outstanding shares of Common Stock.

         (e) Definitions. For purposes of this Section 4.02:

                  (i) "Initial Public Offering" means an initial public offering of Common Stock by the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended.

                  (ii) "Liquidation Event" means any payment or distribution of assets or securities of the Corporation, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation, reorganization or marshalling of assets of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, except that neither the consolidation nor the merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a Liquidation Event.

                  (iii) "Management Agreements" means the Management Equity Agreements, dated as of April 8, 1993, as amended from time to time, between the Corporation and each of the following individuals: James
         T. Sullivan, Stephen Dyott, Bryan Richardson, Paul Moschetti, John Hendrickson and Marshall Johns.

                  (iv) "MSCP Entities" means, collectively, Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P. and MSCP III 892 Investors, L.P., each a Delaware limited partnership.

                  (v) "MSLEF II" means The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership.

               (vi) "Preferred Stock Option Plan" means the Company's Preferred Stock Option Plan.

                  (vii) "Series AA Initial Investment" means $40,000,000 plus any amounts received by the Company upon the exercise of options on Series AA Preferred Stock from time to time through the date of determination of such amount less (i) the aggregate cash distributions made on the shares of Series AA Preferred Stock in connection with partial liquidations of the Corporation and (ii) the aggregate cash amount of any repurchases of shares of Series AA Preferred Stock by the Corporation pursuant to Section 4 of the Management Agreements or
         Section 9 of the Preferred Stock Option Plan, as adjusted pursuant to
         Section 4.02(a)(ii)(E).

                  (viii) "Series AA Threshold Amount" means $40,000,000 plus any amounts received by the Company upon the exercise of options on Series AA Preferred Stock from time to time through the date of determination of such amount less an amount equal to (i) aggregate cash distributions made on the shares of Series AA Preferred Stock pursuant to Section 4.02(a)(i)(A), (ii) aggregate cash distributions made on the shares of Series AA Preferred Stock in connection with partial liquidations of the Corporation and (iii) the aggregate cash amount of any repurchases of shares of Series AA Preferred Stock by the Corporation pursuant to Section 4 of the Management Agreements or
         Section 9 of the Preferred Stock Option Plan, as adjusted pursuant to
         Section 4.02(a)(ii)(E); provided that the Series AA Threshold Amount shall never be a negative amount.

                  (ix) "Series BB Initial Investment" means $17,500,000 plus any amounts received by the Company upon the exercise of options on Series BB Preferred Stock from time to time through the date of determination of such amount less (i) the aggregate cash distributions made on the shares of Series BB Preferred Stock in connection with partial liquidations of the Corporation and (ii) the aggregate cash amount of any repurchases of shares of Series BB Preferred Stock by the Corporation pursuant to Section 9 of the Preferred Stock Option Plan, as adjusted pursuant to Section 4.02(b)(ii)(E).

                  (x) "Series BB Threshold Amount" means $17,500,000 plus any amounts received by the Company upon the exercise of options on

         Series BB Preferred Stock from time to time through the date of determination of such amount less an amount equal to (i) aggregate cash distributions made on the shares of Series BB Preferred Stock pursuant to Section 4.02(b)(i)(A), (ii) aggregate cash distributions made on the shares of Series BB Preferred Stock in connection with partial liquidations of the Corporation and (iii) the aggregate cash amount of any repurchases of shares of Series BB Preferred Stock by the Corporation pursuant to Section 9 of the Preferred Stock Option Plan, as adjusted pursuant to Section 4.02(b)(ii)(E); provided that the Series BB Threshold Amount shall never be a negative amount.

                  (xi) "Stockholder" means any holder of record of any share of Series AA Preferred Stock, Series BB Preferred Stock, Common Stock or other class or series of common stock or Preferred Stock of the Corporation.

                  (xii) "Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement, dated as of August 14, 1995, as amended from time to time, among the Corporation and the stockholders named therein.



                                    ARTICLE 5
                                    DIRECTORS

         SECTION 5.01. Directors. (a) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

          (b) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


                                    ARTICLE 6
                                 INDEMNIFICATION

         SECTION 6.01. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Sections 6.01(a) and 6.01(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. If such director, officer, employee or agent is not wholly successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01(a) and 6.01(b), but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such action, suit or proceeding, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with each successfully resolved claim, issue or matter. For purposes of this Section 6.01, and without limitation, the termination of any claim, issue or matter in any action, suit or proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, action or matter.

          (d) Any indemnification under Sections 6.01(a) and 6.01(b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 6.01(a) and 6.01(b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article 6. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law. The Corporation shall not be liable under this Article 6 to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that a person indemnified hereunder has otherwise actually received any payment under any such insurance policy.

          (h) Notwithstanding any other provision of this Article 6, to the extent that any director, officer, employee or agent of the Corporation is, by reason of his being a director, officer, employee or agent of the Corporation or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and is serving in such capacity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (i) For purposes of this Article 6, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 6 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (j) For purposes of this Article 6, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any services as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 6.

         (k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (l) In the event of any payment by the Corporation under this Article 6, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of any person indemnified hereunder, who shall execute all papers required and take all action necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

          (m) The rights of indemnification and for any person indemnified hereunder to receive advancement of any expenses as provided by this Article 6 shall not be deemed exclusive of any other rights to which such indemnified person may at any time be entitled under applicable law, this Certificate of Incorporation, the By-laws of the Corporation, any agreement, a vote of the stockholders of the Corporation, a resolution of the Board of Directors or otherwise. No amendment, alteration or repeal of this Article 6 or of any provision hereof shall be effective as to any person indemnified hereunder with respect to any action taken or omitted to be taken by such indemnified person in his capacity as a director, officer, employee or agent of the Corporation, or as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise that he is serving at the request of the Corporation, prior to such amendment, alteration or repeal.

          (n) If any provision of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any Section of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each portion of any Section of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         (o) Notwithstanding any provision of this Article 6 to the contrary, no person shall be entitled to indemnification or advancement of expenses under this Article 6 with respect to any action, suit or proceeding, or any claim therein, brought or made by him against the Corporation.

                                    ARTICLE 7
                                 REORGANIZATION

         SECTION 7.01. Compromise or Arrangement. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



                                    ARTICLE 8
                                    AMENDMENT

         SECTION 8.01. Amendment. The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

         This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

         The Board of Directors of the Corporation approved the Corporation's Amended and Restated Certificate of Incorporation as set forth herein pursuant to resolutions of the Board of Directors effective as of December 15, 1997.

         The holders of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting together and each such class voting separately as a class, having at least a majority of all votes attributable to such shares and entitled to be voted, acting by written consent pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, approved the Amended and Restated Certificate of Incorporation as set forth herein as of January 16, 1998 and prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent was given to those stockholders that did not consent in writing as required by
Section 228(d) of the General Corporation Law of the State of Delaware.




                                            ACG HOLDINGS, INC.


                                            By: /s/ Timothy M. Davis
                                               ---------------------------------
                                               Name:  Timothy M. Davis
                                               Title: Senior Vice President and
                                               General Counsel






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